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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                               BRUSH WELLMAN INC.
             (Exact name of registrant as specified in its charter)


         OHIO                                           34-0119320
(State of Incorporation)                   (I.R.S. Employer Identification No.)


                               BRUSH WELLMAN INC.
                             17876 ST. CLAIR AVENUE
                              CLEVELAND, OHIO 44110
                        (Address, including zip code, of
                    registrant's principal executive offices)

                               BRUSH WELLMAN INC.
                         KEY EMPLOYEE SHARE OPTION PLAN
                            (Full title of the plan)


                               MICHAEL C. HASYCHAK
                                    SECRETARY
                               BRUSH WELLMAN INC.
                             17876 ST. CLAIR AVENUE
                              CLEVELAND, OHIO 44110
                                 (216) 486-4200
                      (Name, address and telephone number,
                   including area code, of agent for service)


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                         CALCULATION OF REGISTRATION FEE
================================================================================

Title of securities           Proposed Maximum
to be registered              Offering Price          Amount of registration fee
--------------------------------------------------------------------------------
Options to Purchase
 Designated Property              $3,000,000                    $885


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan discussed herein.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

               The following documents filed by Brush Wellman Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates of filing:

                       (a) The Company's Annual Report on Form 10-K for the
               fiscal year ended December 31, 1997 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

               Articles I, II, III, IV and VII of the Brush Wellman Inc. Key Employee Share Option Plan (filed as Exhibit 4.1 hereto) describing the securities offered hereunder are hereby incorporated by reference.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

               Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

               Article IV of the Registrant's Code of Regulations, as amended April 27, 1993 (filed as Exhibit (3b) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1994), is incorporated herein by reference.

               Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to the indemnification of directors and officers of an Ohio corporation.

               The Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions. The Registrant also maintains fiduciary liability insurance on behalf of any person involved in the management or administration of any employee benefit plan maintained by the Registrant.

               Pursuant to the approval of the Board of Directors on February 28, 1989 and of its shareholders on April 25, 1989, the Registrant has entered into, or will enter into, Indemnification Agreements with (a) each Director of the Registrant and (b) such officers, employees and agents of the Registrant as may be designated by the Board of Directors from time to time, as discussed in pages 16 through 18 of the Registrant's Proxy Statement dated March 10, 1989 for its annual meeting held on April 25, 1989 (which discussion is incorporated herein by reference).

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

               Not applicable.

Item 8.  Exhibits.
         ---------

               See Index to Exhibits following signature pages.

Item 9.  Undertakings.
         ------------

               (a)  The undersigned registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                              (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the prospectus any facts or
               events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                              (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
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               (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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                                   SIGNATURES
                                   ----------

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 5th day of May, 1998.

                                                   BRUSH WELLMAN INC.


                                                   By /s/ Gordon D. Harnett
                                                     ---------------------------
                                                        Gordon D. Harnett
                                                        President and Chief
                                                        Executive Officer







                                POWER OF ATTORNEY
                                -----------------

               Each person whose signature appears below hereby appoints Michael
C. Hasychak as the undersigned's lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, any amendments to the foregoing Registration Statement and to file the same with the Securities and Exchange Commission. Such attorney shall have full power and authority to do and perform, in the name and on behalf of each of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned each hereby ratifies and approves the acts of such attorney.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

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Name                             Title                           Date
----                             -----                           ----
-------------------------------------------------------------------------------

By /s/ Gordon D. Harnett      President, Chairman of          May 5, 1998
  --------------------------- the Board and Chief
     Gordon D. Harnett        Executive Officer
                              (principal executive
                              officer)


                                       S-1

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                                  Vice President Finance          May 5, 1998
/s/ Carl Cramer                   and Chief Financial
 ---------------------------      Officer (principal
     Carl Cramer                  financial and accounting
                                  officer)


/s/ Joseph P. Keithley            Director                        May 5, 1998
----------------------------
Joseph P. Keithley


/s/ William R. Robertson          Director                        May 5, 1998
----------------------------
William R. Robertson


/s/ John Sherwin, Jr.             Director                        May 5, 1998
----------------------------
John Sherwin, Jr.


/s/ William P. Madar              Director                        May 5, 1998
----------------------------
William P. Madar


/s/ Robert M. McInnes             Director                        May 5, 1998
----------------------------
Robert M. McInnes


/s/ Albert C. Bersticker          Director                        May 5, 1998
----------------------------
Albert C. Bersticker


/s/ Dr. Charles F. Brush, III     Director                        May 5, 1998
----------------------------
Dr. Charles F. Brush, III


/s/ David L. Burner               Director                        May 5, 1998
----------------------------
David L. Burner






                                       S-2

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                                INDEX TO EXHIBITS
                                -----------------

               (4)    INSTRUMENTS DEFINING THE RIGHTS OF SECURITY
                      HOLDERS, INCLUDING INDENTURES:

                      4.1      Brush Wellman Inc. Key Employee Share Option
                               Plan

                      4.2 Brush Wellman Inc. Key Employee Share Option Plan Option Agreement

               (5)    OPINION RE LEGALITY

                      5.1      Opinion of Thompson Hine & Flory LLP

              (23)    CONSENTS OF EXPERTS AND COUNSEL:

                      23.1     Consent of Ernst & Young LLP

                      23.2 Consent of Thompson Hine & Flory LLP [contained in their opinion filed as Exhibit 5.1]

              (24)    POWERS OF ATTORNEY

                      24.1 A Power of Attorney granted by each director executing this registration statement is set forth on the signature page to this registration statement

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                                       S-3